UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 6, 2010

WEINGARTEN REALTY INVESTORS
(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (713) 866-6000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07             Submission of Matters to a Vote of Security Holders.

On May 6, 2010, Weingarten Realty Investors (“the Company”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”).  A total of 120,112,671 shares of the Company’s common shares of beneficial interest (“common shares”) were entitled to vote as of March 8, 2010, the record date for the Annual Meeting.  There were 109,938,996 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on four proposals.  Set forth below are the matters acted upon by the shareholders of the Company at the Annual Meeting, and the final voting results of each such proposal.

(1)	The shareholders elected each of the nine nominees to the Board of Trust Managers for a one-year term:

TRUST MANAGER	FOR	WITHHELD

Andrew M. Alexander	86,572,036	1,078,188
Stanford Alexander	86,532,361	1,117,863
James W. Crownover	86,382,566	1,267,658
Robert J. Cruikshank	82,243,260	5,406,964
Melvin A. Dow	81,322,204	6,328,020
Stephen A. Lasher	82,281,902	5,368,322
Douglas W. Schnitzer	82,276,387	5,373,837
C. Park Shaper	86,014,487	1,635,737
Marc J. Shapiro	82,553,338	5,096,886

There were 22,288,772 broker non-votes with respect to the election of the Board of Trust Managers.

(2)	The shareholders approved the Company’s Sixth Amended and Restated Declaration of Trust to increase the number of authorized common shares of beneficial interest:

FOR	103,337,840
AGAINST	6,080,461
ABSTAIN	520,695

(3)	The shareholders approved and adopted the Weingarten Realty Investors Amended and Restated 2010 Long-Term Incentive Plan:

FOR	77,536,534
AGAINST	9,814,410
ABSTAIN	299,280
BROKER NON-VOTES	22,288,772

(4)	The shareholders ratified the appointment of Deloitte & Touche LLP as our independent accountants:

FOR	108,285,004
AGAINST	1,440,440
ABSTAIN	213,552

Item 9.01.            Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
3.1	Sixth Amended and Restated Declaration of Trust dated May 6, 2010.
10.1	Amended and Restated 2010 Long-Term Incentive Plan (filed as Exhibit 99.1 to WRI's Form 8-K dated April 26, 2010 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 6, 2010

WEINGARTEN REALTY INVESTORS

By: /s/ Joe D. Shafer
Joe D. Shafer
Senior Vice President/Chief Accounting Officer

INDEX TO EXHIBITS

3.1	Sixth Amended and Restated Declaration of Trust dated May 6, 2010.
10.1	Amended and Restated 2010 Long-Term Incentive Plan (filed as Exhibit 99.1 to WRI's Form 8-K dated April 26, 2010 and incorporated herein by reference).